Exhibit 23.3




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2000, relating to the consolidated financial statements of National Telemanagement Corporation and Subsidiary (not presented separately herein with respect to the financial statements), which appear in the Form 8-K dated October 5, 2000.

/s/ PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP

Dallas, Texas
October 5, 2000



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